Exhibit 5.1

	MakeMyTrip Limited	Email mmoller@applebyglobal.com
	19th Floor, Building No. 5	fnawool@applebyglobal.com
DLF Cyber City
Gurgaon, Haryana 122002, India
Tel +230 203 4300
Fax +230 210 8792
Your Ref
Appleby Ref 436617.0011

16 June 2025
Mauritius Office	Ladies & Gentlemen
7th Floor
Happy World House
37 Sir William Newton Street	MakeMyTrip Limited (the Company)
Port Louis
11328 Republic of Mauritius Tel +230 203 4300 applebyglobal.com	We have acted as the Company’s Mauritius legal advisers in connection with the registration statement on Form F-3 (the Registration Statement) to be filed by MakeMyTrip Limited (the Company) on or about the date hereof under the United States Securities Act of 1933, as amended (the Securities Act) with the U.S. Securities and Exchange Commission (the Commission). The Registration Statement relates to the offer and sale from time to time, in one or more offerings (the Offering), of the Company’s ordinary shares of par value $0.0005 each by the Company.

An indeterminate number of ordinary shares to be offered by the Company pursuant to the Registration Statement for sale are herein referred to as the Shares.

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon a copy of the documents as defined in Schedule 1 (the Documents) and such other documents as listed in Schedule 2. We have not examined any other documents, even if they are referred to in the Documents.

We have not made any other enquiries concerning the Company and in particular we have not investigated or verified any matter of fact or opinion (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in Schedule 1.

Business Registration Number: P10018768 Appleby (JV) Ltd & Cie, trading under the name of Appleby, is a joint law venture firm registered under the Law Practitioners Act 1984.	Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Mauritius (including Mauritian regulations and orders) at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is strictly limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

This opinion is to be governed by and construed in accordance with the laws of Mauritius and is limited to and is given on the basis of the current law and practice in Mauritius. This opinion is issued for the purposes of the filing of the Registration Statement.

This opinion is given solely for the benefit of the addressee(s) in connection with the matters referred to herein and, except with respect to the filing of this opinion as an exhibit to the Registration Statement or with our prior written consent it may not be transmitted or disclosed to or used or relied upon by any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

A copy of this opinion may be provided (a) where required by law or judicial process and (b) (i) the addressee’s affiliates, professional advisors, auditors, insurers and regulators; and its professional advisors; and (iii) any internationally recognised statistical rating agency and its professional advisors.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name in the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act, or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We have not been instructed to undertake and have not undertaken any further inquiry or due diligence in relation to the transaction the subject of this opinion. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Incumbency as to matters of fact without further verification and have relied upon the foregoing assumptions, which we have not independently verified.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai	2

OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

1.  As at the date of the Certificate of Current Standing, the Company is a public company limited by shares duly incorporated and validly existing under the laws of Mauritius and is of current standing as evidenced by the Certificate of Current Standing issued by the Registrar of Companies.

2. The Company is the holder of a global business licence issued by the Financial Services Commission under the Financial Services Act of Mauritius.

3.  When issued and paid for as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4. The statements under the caption “Mauritius Taxation” in the Registration Statement, to the extent that they constitute statements of Mauritius law, are accurate in all material respects

Yours faithfully

/s/ Appleby

Appleby

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai	3

Schedule 1

The Documents

1. A copy of the Registration Statement.

Schedule 2

Documents Examined

1. A copy of the certificate of incorporation of the Company, certificate of incorporation on change of name and certificate of conversion.

2. A copy of the constitution of the Company adopted on 17 August 2010.

3.  A copy of the Global Business Licence bearing the name of the Company and a certified copy of the receipt issued by the Financial Services Commission of Mauritius to confirm that the Company has paid its annual fees for the renewal of the Global Business Licence for the period 1 July 2024 to 30 June 2025.

4.  A copy of the certified true extract of the written resolutions of the board of directors of the Company, dated 16 June 2025 and approving filing of the Registration Statement with the Commission (the Resolutions).

5. A copy of the Certificate of Current Standing issued by the ROC in respect of the Company, dated June 10, 2025.

6. A Certificate of Incumbency issued by the company secretary of the Company dated June 12, 2025.

7. A copy of the Tax Residence Certificates (General and in relation to India) issued by the Mauritius Revenue Authority in respect of the Company.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai	4

Schedule 2

Assumptions

We have assumed:

1. that:

(a) the originals of all documents examined in connection with this opinion are authentic and complete;

(b) the authenticity, completeness and conformity to original documents of all documents submitted to us as copies; and

(c) that each of the documents received by electronic means is complete, intact and in conformity with the transmission as sent;

2. that there has been no change to the information contained in the Constitutional Documents;

3.  that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by the Company are the signatures of the persons authorised to execute the documents by the Company;

4.  that where incomplete documents, drafts or signature pages only have been supplied to us for the purposes of issuing this opinion, that the original documents have been completed and correspond in all material respects with the last version of the relevant documents examined by us prior to giving our opinion;

5. that the Documents do not differ in any material respects from any drafts of the same which we have examined and upon which this opinion is based;

6. the due execution and delivery of the Documents by each of the parties thereto (other than the Company under Mauritius law);

7. that the Documents are in the proper legal form to be admissible in evidence and enforced in the courts of the foreign jurisdiction by which they are governed;

8. that there is no provision of the law of any jurisdiction, other than Mauritius, which would have any implication in relation to the opinions expressed herein;

9.  the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Mauritius and those matters upon which we have expressly opined) made in the Documents and any correspondence submitted to us;

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai	5

10.  the accuracy, completeness and currency of the records and filing systems maintained at the public offices where we have searched or enquired or have caused searches or enquiries to be conducted, that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the relevant body but had not been processed at the time when the search was conducted and the enquiries were made, and that the information disclosed by any search madeis accurate and complete in all respect and such information has not been materially altered since the date and time thereof;

11. that:

(a) the Documents are in the form of the documents approved in the Resolutions,

(b)   any meetings at which Resolutions were passed were duly convened and had a constituted quorum present and voting throughout and any unanimous resolutions passed in writing were adopted in accordance with the law and the Constitutional Documents,

(c) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents,

(d)   the Directors of the Company have concluded that the entry by the Company into the Documents and such other documents approved by the Resolutions and the transactions contemplated thereby are bone fide in the best interests of the Company;

12.  that the Certificate of Incumbency accurately reflects the names of all Directors and Officers of the Company as at the date the Resolutions were passed or adopted, the date the Documents were executed and as at the date hereof;

13.  that there is no matter affecting the authority of the Directors to effect entry by the Company into the Documents including breach of duty, lack of good faith, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implications in relation to the opinions expressed in this opinion;

14.  that no resolution to voluntarily wind up the Company has been adopted by the members and no event of a type which is specified in the Constitutional Documents as giving rise to the winding up of the Company (if any) has in fact occurred; and

15.  that there are no matters of fact or law (excluding matters of Mauritius law) affecting the enforceability of the Documents that have arisen since the execution of the Documents which would affect the opinions expressed herein.

Bermuda ◾ British Virgin Islands ◾ Cayman Islands ◾ Guernsey ◾ Hong Kong ◾ Isle of Man ◾ Jersey ◾ Mauritius ◾ Seychelles ◾ Shanghai	6